UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 10, 2025

SOLENO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

100 Marine Parkway, Suite 400

Redwood City, CA 94065

(Address of principal executive offices)

(650) 213-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.001 par value	SLNO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Public Offering of Common Stock

On July 10, 2025, Soleno Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and Guggenheim Securities, LLC, as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”) relating to the issuance and sale in a public offering (the “Public Offering”) of an aggregate of 2,352,941 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a price to the public of $85.00 per share. Under the terms of the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 352,941 shares of Common Stock. All of the shares of Common Stock are being sold by the Company.

The gross proceeds to the Company from the Public Offering are expected to be $200 million, or $230 million if the Underwriters exercise in full their option to purchase additional shares, in each case, before deducting underwriting discounts and commissions and other offering expenses payable by the Company. The Public Offering is expected to close on or about July 11, 2025, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The representations, warranties and agreements contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by such parties.

The shares of Common Stock in the Public Offering are being offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3ASR (File No. 333-276344) (the “Registration Statement”), and a related prospectus supplement and accompanying prospectus, that will be filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act.

The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On July 10, 2025, the Company issued press releases announcing the commencement and pricing of the Public Offering. Copies of the press releases are attached as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the Public Offering, a copy of the opinion of Wilson Sonsini Goodrich & Rosati, P.C. relating to the validity of the shares is filed as Exhibit 5.1 hereto and is incorporated by reference into the Registration Statement.

Forward-Looking Statements

The Company cautions that this report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this report are forward-looking statements, including statements regarding the expected completion and timing of closing of the Public Offering, the anticipated total gross proceeds from the Public Offering, and all other statements that are not statements of historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this report and are subject to a number of risks, uncertainties and assumptions, including those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025, and in other filings and reports filed with the SEC. The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of July 10, 2025, by and between Soleno Therapeutics, Inc. and Goldman Sachs & Co. LLC and Guggenheim Securities, LLC, as representatives of the underwriters named therein.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto)

99.1	Press release issued by Soleno Therapeutics, Inc. dated July 10, 2025.

99.2	Press release issued by Soleno Therapeutics, Inc. dated July 10, 2025.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLENO THERAPEUTICS, INC.

Date: July 10, 2025

	By:	/s/ Anish Bhatnagar
Anish Bhatnagar
Chief Executive Officer